
<ARTICLE>                5
<LEGEND>
This schedule contains summary financial information primarily extracted from
AT&T Capital Corporation's audited consolidated income statement and balance sheet for and at the year ended December 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>             1000

<PERIOD-TYPE>                         YEAR
<FISCAL-YEAR-END>              DEC-31-1997
<PERIOD-END>                   DEC-31-1997
<CASH>                                   0
<SECURITIES>                             0
<RECEIVABLES>                            0
<ALLOWANCES>                      (178,552)
<INVENTORY>                              0
<CURRENT-ASSETS>                         0<F2>
<PP&E>                                   0
<DEPRECIATION>                    (772,437)<F1>
<TOTAL-ASSETS>                   8,775,895
<CURRENT-LIABILITIES>                    0<F2>
<BONDS>                          5,249,409
<COMMON>                               903
<PREFERRED-MANDATORY>                    0
<PREFERRED>                              0
<OTHER-SE>                         742,876
<TOTAL-LIABILITY-AND-EQUITY>     8,775,895<F3>
<SALES>                             49,349
<TOTAL-REVENUES>                 1,814,139
<CGS>                               44,769
<TOTAL-COSTS>                      598,828
<OTHER-EXPENSES>                         0
<LOSS-PROVISION>                   114,301
<INTEREST-EXPENSE>                 451,470
<INCOME-PRETAX>                     32,036
<INCOME-TAX>                        11,029
<INCOME-CONTINUING>                 21,007
<DISCONTINUED>                           0
<EXTRAORDINARY>                          0
<CHANGES>                                0
<NET-INCOME>                        21,007
<EPS-PRIMARY>                            0
<EPS-DILUTED>                            0


* In accordance with Regulation S-K item 601(c) 2, inapplicable or immaterial financial data is reflected as zero value.

<F1> - Accumulated depreciation relates to equipment under operating leases.

<F2> - This item is not applicable since the Company does not prepare a classified balance sheet.

<F3> - Includes Company-obligated preferred securities of $200,000.